Exhibit 99.1

Helmerich & Payne, Inc. Meetings with Investors February 27, 2009 Investor Relations Contact: Juan Pablo Tardio – (918) 588-5383 – juanpablo.tardio@hpinc.com

The information contained within this presentation is forward looking and involves risks and uncertainties that could significantly impact expected results. A discussion of these risks and uncertainties is contained in the Company’s Form 10-K filed with the Securities and Exchange Commission on November 26, 2008.

H&P’s Global Rig Fleet 262 Total Rigs (Includes New Build Commitments) Offshore * Includes 25 rigs under construction as of February 25, 2009, scheduled for completion by the end of calendar 2009. ** Includes 1 FlexRig operating in Tunisia, 3 FlexRigs operating in South America and 4 FlexRigs pending delivery in FY2009. U.S. Land 221 U.S. FlexRigs 182* Mobile & Conventional 39 9 International Land 32**

 H&P’s Global Rig Fleet * Estimates include existing rigs and announced new build commitments. 77 90 89 88 96 111 127 130 128 151 193 224 259 262 0 50 100 150 200 250 300 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009E* 2010E* Rigs Available Fiscal Year (Ending Sept 30) International Land Offshore U.S. Land

 Rigs across the board, including FlexRigs, continue to quickly become idle Next stage will entail a sorting process focused on capturing efficiencies It is too early to call at this stage when that sorting process will occur The Market Today

 U.S. Land The rig count continues to decline 132 of 196 rigs are currently contracted, 102 of which are under long-term contracts Customers have early terminated about 9% of our remaining contracted revenue days We expect to invoice most of the corresponding fees (over $100 million) in fiscal 2009 A total of 48 H&P rigs previously in the spot market are now idle (including 22 FlexRigs) A total of 16 of 28 FlexRigs with term contracts that were early terminated are now idle The number of idle rigs (currently 64) is expected to be at least 83 by quarter-end International Land No progress in terms of receivable collections from PDVSA Will continue with previously stated approach as rig contracts expire in Venezuela Market conditions in international markets are softening – eight H&P rigs are now idle Nine of 32 total rigs are on term contracts (including eight FlexRigs) Offshore 100% utilization today Strong margins Possible softening in second half of fiscal 2009 H&P’s Three Drilling Segments

 H&P’s U.S. Land Fleet * Estimates include existing rigs and announced new build commitments. 30 36 40 39 49 66 83 90 90 113 157 185 218 221 0 25 50 75 100 125 150 175 200 225 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009E* 2010E* U.S. Land Rigs Fiscal Year (Ending Sept 30)

H&P’s U.S. Land Fleet Status (as of 2/25/2009) 99 38 20 30 102 64 0 20 40 60 80 100 120 Under Term Spot Market Active Spot Market Stacked Number of H&P Rigs Highly Mobile Conventional FlexRigs

 H&P’s U.S. Land Fleet Under Term Contracts Term Contract Status - H&P U.S. Land (Including Committed New Builds) 0 20 40 60 80 100 120 140 Q2FY09 Q3FY09 Q4FY09 Q1FY10 Q2FY10 Q3FY10 Q4FY10 Q1FY11 Q2FY11 Q3FY11 Q4FY11 Number of Rigs (Estimated Quarterly Average) . 0% 10% 20% 30% 40% 50% 60% 70% Estimated % of Potential Revenue Days Contracted Estimated Early Terminations Term Contracts - Other Rigs Term Contracts - New Builds (Since 2005) % of H&P's U.S. Land Fleet Under Term Contracts (After Early Terminations)

 Note: One new build previously scheduled to roll off contract in FY2009 received a one-year contract extension. H&P’s U.S. Land Rigs Rolling Off Term Contracts 10 28 29 20 11 4 2 9 18 1 4 7 2 0 5 10 15 20 25 30 35 40 45 50 55 FY2009 FY2010 FY2011 FY2012 FY2013 FY2014 FY2015 Estimated Number of U.S. Land Rigs Rolling Over 132 New Builds and 13 Other U.S. Rigs Rolling Over From Term Contracts Other Rigs Early - terminated New Builds New Builds

 Our fleet profile is the newest and most advanced High level of contracted revenue day protection Strong position to wait out the storm We will do what we have done in previous downturns: Improve our organization Strengthen the brand Prepare for opportunities How is H&P Positioned?

*Represents average active rigs for PTEN, NBR and UNT. H&P Rapidly Gaining Market Share - 40% - 20% 0% 20% 40% 60% 80% 100% 120 % Q 1 CY 05 Q 2 CY 05 Q 3 CY 05 Q 4 CY 05 Q 1 CY 06 Q 2 CY 06 Q 3 CY 06 Q 4 CY 06 Q 1 CY 07 Q2CY07 Q3CY07 Q 4 CY 07 Q 1 CY 08 Q 2 CY 08 Q 3 CY 08 Q 4 CY 08 Change in Average Active Rigs Quarter Ended Growth / Decline in U.S. Land Average Rig Activity H&P (From 84 to 177 Rigs at ~ 95 % Utilization in Q 4 CY 08 ) Peers* (From 565 to 596 Rigs at ~ 78 % Utilization in Q 4 CY 08 ) Baker Hughes U.S. Land Rig Count

Changes in U.S. Land Rig Count - 60% - 50% - 40% - 30% - 20% - 10% 0% HP NBR U.S. Land GW UNT PTEN Change in Rig Count Estimated Change Since Peak in Active U.S. Land Rigs (Smith Bits Weekly Rig Count - October 17, 2008 to February 20, 2009)

*** Represents estimated average combined utilization for PTEN, NBR and UNT in the Lower 48. ** Utilization is herein calculated to be average active rigs divided by estimated available marketable rigs during the period. * Represents weighted-average rig margin per day for PTEN, NBR and UNT. Technology and Quality Service Make a Difference Utilization Premium Rig Margin Premium 50% 60% 70% 80% 90% 100% H&P Peers*** Estimated U.S. Land Rig Utilization** (12 Months Ended December 31, 2008) $ 0 $2,000 $ 4 , 000 $ 6 , 000 $ 8 , 000 $ 10 , 000 $ 12 , 000 $ 14 , 000 $ 16 , 000 H&P Peers* Average U.S. Land Rig Margin per Day ( 12 Months Ended December 31 , 2008 )

Returns are Ultimately Driven by Performance * NBR’s, PTEN’s and UNT's calculations exclude Q4CY08 charges that were a result of impairments, including ceiling test write-downs. * 12% 14% 16% 18% 20% 22% 24% NBR PTEN UNT HP Return on Equity 12 Months Ended December 31, 2008

Most Profitable Driller in U.S. Land Business * PTEN’s operating income includes drilling operations in Canada. ** NBR’s operating income corresponds to its U.S. Lower 48 Land Drilling segment. $ 0 $ 100 $ 200 $ 300 $ 400 $ 500 $ 600 $ 700 UNT PTEN* NBR** HP Operating Income (Millions) U.S. Land Drilling Operating Income 12 Months Ended December 31 , 2008

New Builds – H&P’s FlexRig Program The FlexRig Difference: Key Advantages Increased drilling productivity and reliability Variable frequency (AC) drives with increased precision and measurability Computerized electronic driller that precisely controls weight on bit, rotation and pressure Designed to move quickly from well to well Accelerated well programs and NPV gains A significantly enhanced and safer workplace Minimized impact to the environment Total well cost savings even at premium dayrates

 Performance is not only about better rigs It’s also about: People Safety Experience Training Culture Supply chain Maintenance Processes Organizational network Support structure A Strong Field Organization

H&P is Leading the U.S. Land Retooling Effort


Active H&P U.S. Land Fleet
(132 Rigs as of 2/25/09)
Conventional Rigs
Other New Builds (FlexRig 1 & 2)
AC Driven (FlexRig 3 & 4)
Total Active U.S. Land Fleet (Estimates)
(~1,460 Rigs)
AC Driven New Builds
Other New Builds
Refurbished rigs, built between 1940s and 1982
Conventional Rigs

HELMERICH & PAYNE, INC.

H&P’s Global Fleet Tunisia 1/1 Argentina* 2/6 GOM 8/8 U.S. Land 132/196 Trinidad 1/1 Venezuela 8/11 Ecuador 4/4 Colombia 5/6 Active/Available (as of February 25, 2009) * Does not includes four FlexRigs pending delivery in fiscal 2009.

End of Presentation